UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2015 (November 13, 2015)

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Dave Thomas Blvd.

Dublin, Ohio 43017

(Address of principal executive offices, including ZIP code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 13, 2015, a wholly-owned subsidiary of The Wendy’s Company (the “Company”) received a $54.9 million dividend from its 18.5% ownership interest in ARG Holding Corporation, which is the indirect parent company of Arby’s Restaurant Group, Inc. All of the dividend is expected to be recognized in “Investment income, net” on the Company’s consolidated statements of operations for the 2015 fiscal year and is expected to be excluded from the Company’s adjusted earnings before interest, taxes, depreciation and amortization and adjusted earnings per share results for the 2015 fiscal year.

The information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

By:	/s/ Dana Klein
Name:	Dana Klein
Title:	Senior Vice President – Corporate and Securities Counsel and Assistant Secretary

Date: November 16, 2015